Exhibit 10.32

EXECUTION COPY

LEASE AGREEMENT

This Lease Agreement (“Lease”), dated effective as of July 1, 2018 (the “Lease Commencement Date”), is by and between The tru Shrimp Company, a Delaware corporation (“Landlord”), and Ralco Nutrition, Inc., a Minnesota corporation (“Tenant”).

BACKGROUND

A.         Landlord is the owner of the approximately 41,000 square foot building (the “Building”) and underlying parcel of real estate commonly described as 330 3rd Street, Balaton, MN 56115 (“Premises”).

B.         Landlord desires to lease to Tenant a 13,518 square foot portion of the Premises further described below, and Tenant desires to lease such portion of the Premises from Landlord, in accordance with the terms and conditions of this Lease.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.    Demise.

(a)    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the portion of the Premises consisting of approximately 13,518 square feet of rentable space comprised of: (i) the “Agnition” office space located in the Building, and (ii) the laboratory space located in the Building, (iii) the shop and headhouse space located in the Building, all as depicted on Exhibit A attached hereto (collectively, the “Leased Premises”). Included in the Subleased Premises is the Subtenant’s non-exclusive right to access the Subleased Premises from the common areas of the Premises and access ways in and around the Premises.

(b)    Landlord grants to Tenant and its employees, contractors, customers and invitees a non-exclusive license to use up to ten (10) parking spaces on the Premises at any given time. Tenant shall not place any signs in or around the parking area on the Premises purporting to reserve any parking spaces for the exclusive use by Tenant or its invitees.

2.    Term.

(a)    The term of this Lease shall commence effective as of July 1, 2018 and will end on June 30, 2023 (“Lease Term”).

(b)    Tenant shall have one (1) option to extend the Lease Term for a period of five (5) years (the “Extension Term”). Tenant may exercise the Extension Term by providing Landlord with written notice at least one hundred eighty (180) days prior to the last day of the Lease Term. Base Rent (defined below) during the Extension Term shall increase based on the Consumer Price Index formula described below effective as the first date of the Extension Term.

(i)    For purposes of Section 2(b) above, “Consumer Price Index” or “CPI” means the Consumer Price Index for All Urban Consumers, U.S. City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics (“BLS”), or if such index shall be discontinued, the successor index, or if there shall be no successor index, such comparable index as mutually agreed upon by the parties. To determine the rent increase to be paid by Tenant as Extension Term Rent under a CPI adjustment formula, the Base Annual Rent for the previous year shall be multiplied by a percentage figure, computed from a fraction, the numerator of which shall be the CPI for the last two months of the current year and the denominator of which shall be the CPI for the corresponding two months of the first Lease Year of the Lease Term or Extension Term then in effect. Such fraction shall be converted to a percentage equivalent. The resulting percentage figure shall be multiplied by the previous Base Annual Rent. If the CPI is discontinued or revised, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as if the CPI had not been discontinued or revised.

(c)    Early Termination. Landlord may at any time, upon delivery of no less than six (6) months’ written notice to Tenant, elect to terminate the Lease prior to the expiration of the Lease Term, in which event Base Rent shall be abated for the final three (3) months of the Lease Term. If for any reason the Lease Term is terminated prior to the end of the Lease Term, this Lease will terminate on the date of such termination and Landlord will not be liable to Tenant for such termination.

3.    Permitted Use.

Tenant will use and occupy the Leased Premises solely in accordance with, and as permitted under, the terms of this Lease and for no other purpose.

4.    Payment of Base Rent, Operating Costs and Real Estate Taxes.

(a)    Base Rent. Throughout the Lease Term, Tenant will pay to Landlord fixed base rent (“Base Rent”) at the rate of Four Thousand Eight Hundred Twenty-Two and No/100 Dollars ($4,822.00). Tenant will pay all installments of Base Rent on the first day of each calendar month.

(b)    Operating Costs. Tenant will pay Tenant’s Pro Rata Share of the Operating Costs (as that term is defined below) on a monthly basis during the Lease Term.

(i)“    Operating Costs” are defined with respect to any calendar year to include but not be limited to the following costs incurred by Landlord in such calendar year with respect to the Leased Premises: (a) the costs of heat, cooling and utilities for the Leased Premises; and (b) all costs of Landlord’s insurance relating to the Leased Premises (including any deductibles).

(ii)    Tenant’s pro rata share of the Operating Costs (the “Pro Rata Share of Operating Costs”) is a fraction, the numerator of which is the rentable square feet of the Leased Premises, and the denominator is the rentable square feet of the Premises. For purposes of this Lease, the term rentable square feet means the square footage of the footprint of a building located on the Premises. Landlord and Tenant agree that Tenant’s Pro Rata Share of Operating Costs shall be nine and four fifths percent (9.80%).

(c)    Real Estate Taxes. Tenant will pay Tenant’s Pro Rata Share of the Real Estate Taxes (as that term is defined below) on a monthly basis during the Lease Term.

(i)“    Real Estate Taxes” are defined as Thirty-Two Thousand Nine Hundred and No/100 Dollars ($32,900.00), increased each calendar year by three percent (3%).

(ii)    Tenant’s pro rata share of the Real Estate Taxes (the “Pro Rata Share of Real Estate Taxes”) is nine and four fifths percent (9.80%). Tenant’s Pro Rata Share of Real Estate Taxes shall be equal to Three Thousand Two Hundred Twenty-Four and No/100 Dollars ($3,224.00) during the first year of the Lease Term.

(d)    Estimated Operating Costs and Real Estate Taxes. On at least an annual basis, Landlord shall give Tenant notice of Tenant’s estimate of Tenant’s Pro Rata Share of Operating Costs and Pro Rata Share of Real Estate Taxes for the then-current calendar year (“Estimated Operating Costs and Real Estate Taxes”).

(i)    Tenant will pay with its monthly payment of Base Rent during the Lease Term, as additional rent (“Additional Rent”), one-twelfth (1/12th) of the Estimated Operating Costs and Real Estate Taxes.

(ii)    Within sixty (60) days after the expiration of each calendar year, Landlord will submit to Tenant a statement setting forth the actual Operating Costs and Real Estate Taxes for such calendar year (“Actual Operating Costs and Real Estate Taxes”) and the aggregate of Tenant’s payments of Estimated Operating Costs and Real Estate Taxes for such year. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or termination of this Lease), the party in whose favor the difference, if any, between (a) and (b) exists will pay the amount of such difference to the other. Upon Tenant’s reasonable request, Landlord shall provide Tenant with access to such invoices, books and records as Tenant finds necessary to review the calculation of the Additional Rent.

(e)    All Base Rent and Additional Rent will be due and payable without demand therefor unless otherwise designated by Landlord and without any deduction, offset, abatement, counterclaim, or defense. The monthly installments of Base Rent and Additional Rent payable on account of any partial calendar month during the Lease Term, if any, will be prorated.

5.    Maintenance and Repair.

Tenant will maintain and repair the interior of the Leased Premises at Tenant’s sole cost and expense. Landlord will maintain and repair the Leased Premises except for the interior of the Leased Premises, and the costs of such maintenance and repair will be included in the Operating Costs as set forth in Section 4(b) of this Lease.

6.    Representations of Landlord. Landlord represents and warrants to Tenant as follows:

(a)    Authority. All necessary corporate action has been taken to authorize the execution, delivery and performance by Landlord of this Lease and of the other documents, instruments an agreements provided for herein.

(b)    Absence of Breaches or Defaults. To Landlord’s knowledge, Landlord is not in any material breach of or default under, and the execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in, any breach of or default under any other document, instrument or agreement to which Landlord is a party or by which Landlord, the Leased Premises or any of Landlord’s property is subject or bound.

(c)    Compliance with Laws. To Landlord’s knowledge, the Leased Premises is in compliance with all applicable laws, statues, orders, rules, regulations and requirements promulgated by governmental authorities. Landlord has not received any notice of any alleged violation of any such statutes, order, rule, regulation or requirement.

(d)    Notices. Landlord has received no written notice and has no actual knowledge of actual or threatened cancellation or suspension of any certificates of occupancy for the Leased Premises, or of any order or requirement for repair, replacement or alteration of the Leased Premises from or of any governmental authority.

(e)    Environmental Matters. To Landlord’s knowledge, Landlord has not used, generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Leased Premises, any Hazardous Materials (defied below) in violation of any applicable Environmental Laws (defined below). To Landlord’s knowledge, there are no substances or conditions in or on the Leased Premises that may support a claim or cause of action under any applicable Environmental Laws. Landlord it is not aware of any lead paint or asbestos in the Leased Premises.

7.    Representations and Warranties of Tenant. Tenant represents and warrants to Landlord as follows:

(a)    Authority. All necessary corporate action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments an agreements provided for herein.

(b)    Absence of Breaches or Defaults. To Tenant’s knowledge, Tenant is not in any material breach of or default under, and the execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in, any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant, the Leased Premises or any of Tenant’s property is subject or bound.

8.    AS-IS Condition.

Tenant accepts the Leased Premises in its current, “as-is” condition. Landlord will have no obligation to furnish or supply any work, services, furniture, fixtures, equipment, or decorations. On or before the end of the Lease Term or earlier termination or expiration of this Lease, Tenant will restore the Leased Premises to the condition existing as of the Lease Commencement Date, ordinary wear and tear excepted. The obligations of Tenant hereunder will survive the expiration or earlier termination of this Lease.

9.    Waste and Alterations.

(a)    Tenant shall not commit waste upon the Leased Premises. Tenant shall not alter the exterior, structural, plumbing or electrical elements of the improvements now or hereafter located on the Leased Premises in any manner without the consent of Landlord; provided however, Tenant may undertake nonstructural alterations to the Leased Premises that do not require a building permit costing less than $5,000 without Landlord’s consent. If Landlord consents to the making of any such alterations, the same shall be made by Tenant at Tenant’s sole expense by a licensed contractor and according to plans and specifications approved by Landlord and subject to such other conditions as Landlord reasonably shall require.

(b)    Any work at any time commenced by Tenant on the Leased Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of the work, Tenant shall promptly provide Landlord with (i) evidence of full payment to all laborers and materialmen contributing to the work, (ii) an architect’s certificate certifying the work to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if required), and (iv) any other documents or information reasonably requested by Landlord. Tenant shall execute and file or record, as appropriate, a “notice of non-responsibility,” or any equivalent notice permitted under applicable law in the state where the Leased Premises is located.

(c)    Any addition to or alteration of the Leased Premises shall be the property of Tenant; provided that such addition to or alteration of the Leased Premises shall remain on the Leased Premises and become the property of Landlord upon the expiration or earlier termination of the Lease. Upon expiration or earlier termination of the Lease Term, Tenant shall execute and deliver to Landlord such instruments as Landlord may require to evidence the ownership by Landlord of such additions or alterations.

10.    Default, Remedies and Measure of Damages.

(a)    Each of the following shall be deemed a material breach of this Lease and a default by Tenant:

(i)    If any representation or warranty of Tenant herein was materially false when made or if Tenant renders any materially false statement or account; or

(ii)    If any rent or other monetary sum due hereunder is not paid within five (5) days after written notice of nonpayment (provided that Tenant shall only be entitled to one such written notice of nonpayment in any calendar year and for the remainder of such calendar year Tenant shall be in default if Tenant fails to pay any rent or other monetary sum due hereunder within five (5) days of the date when due) (a “Monetary Default”); or

(iii)    If Tenant becomes insolvent within the meaning of the Code, files or notifies Landlord that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an “Action”), or becomes the subject of either a petition under the Code or an Action that is not dismissed within sixty (60) days of commencement; or

(iv)    If Tenant fails to observe or perform any of the covenants, conditions, or obligations of this Lease.

(b)    Notwithstanding Section 10(a) above, if any such breach or default is not a Monetary Default, then such event shall not constitute a default hereunder (except as may be expressly provided elsewhere in this Lease) unless and until Landlord shall have given Tenant notice thereof and a period of 30 days shall have elapsed, during which period Tenant may correct or cure such event, upon failure of which a default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such nonmonetary breach or default cannot reasonably be cured within such 30-day period, and Tenant is diligently pursuing a cure of such breach or default, then Tenant shall have a reasonable period to cure such breach or default if Tenant commences its cure within such thirty (30) day period and thereafter diligently proceed with all actions necessary to cure such breach or default to completion.

(c)    As a material inducement to Landlord executing this Lease, in the event of any breach or default, and with or without any notice or demand, except the notice prior to default required under certain circumstances by the provisions of this Section or such other notice as may be required by statute and cannot be waived by Tenant (all other notices being hereby waived), Landlord shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

(i)    In the event of a Monetary Default, Landlord may Terminate this Lease (a “Termination”) by written notice to Tenant (a “Termination Notice”), which Termination shall be effective at 5:00pm (Central) on the date that is sixty (60) days following delivery of the Termination Notice (the “Effective Time of Termination”), or exercise the following remedies the following remedies:

(A)    Tenant’s right to possession of the Leased Premises shall cease and this Lease, except as to Tenant’s liability, shall be terminated;

(B)    In accordance with applicable law, Landlord may reenter and take possession of the Leased Premises, any or all personal property or fixtures of Tenant upon the Leased Premises and, to the extent permissible, all licenses, permits and other rights or privileges of Tenant pertaining to the use and operation of the Leased Premises and to expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. If Tenant shall, after default, voluntarily give up possession of the Leased Premises to Landlord, deliver to Landlord or its agents the keys to the Leased Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents shall not be deemed to constitute a termination of this Lease;

(C)    Landlord may recover from Tenant rent and other monetary sums due and owing under this Lease as it comes due;

(D)    Landlord may recover from Tenant all costs and expenses, including attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Landlord as a result of such breach, regardless of whether or not legal proceedings are actually commenced; and

(ii)    In the event of any default other than a Monetary Default, Landlord may:

(A)    Immediately or at any time thereafter, and with or without notice, at Landlord’s sole option but without any obligation to do so, correct such breach or default and charge Tenant all costs and expenses incurred by Landlord therein. Any sum or sums so paid by Landlord, together with interest at the Default Rate, shall be deemed to be additional rent hereunder and shall be immediately due from Tenant to Landlord. Any such acts by Landlord in correcting Tenant’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein; and

(B)    Enforce, and Tenant does hereby consent to such enforcement, notwithstanding any laws to the contrary, all of Landlord’s self-help remedies available at law or in equity without Landlord resorting to any legal or judicial process, procedure or action; provided that no such action shall result in a Termination of this Lease.

11.    Assignment or Subletting.

Tenant will not sublet all or any portion of the Leased Premises or assign, encumber, mortgage, pledge, or otherwise transfer this Lease (by operation of law or otherwise) or any interest therein, without the prior written consent of Landlord, which consent may be withheld in its sole and absolute discretion. Notwithstanding the foregoing, Tenant may sublet or assign all or any portion of the Leased Premises without Landlord’s prior written consent, provided that Tenant’s assignee is a parent, subsidiary or affiliate of Tenant.

12.    Indemnity.

Except for the gross negligence or willful misconduct of the other party, each of Tenant and Landlord agree to indemnify and hold each other harmless from any claims, liabilities, and damages that each party may sustain resulting from a breach by the other party of this Lease.

13.    Insurance.

Tenant shall keep in full force and effect, at its sole expense, a policy or policies of commercial general liability insurance with respect to the Leased Premises and the business of Tenant, including covering Landlord and Tenant against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Leased Premises or adjoining parking areas, ways, streets or sidewalks. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Tenant’s obligations of indemnity under this Lease to the extent insurable, and a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of either Tenant or Landlord because of the negligence or other acts of the other, shall be in amounts of not less than $3,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Landlord may reasonably require from time to time, and shall be in form and substance reasonably satisfactory to Landlord.

14.    Subordination, Non-disturbance and Attornment.

(a)    Landlord’s interest in this Lease and/or the Leased Premises shall not be subordinate to any encumbrances placed upon the Leased Premises by or resulting from any act of Tenant, and nothing herein contained shall be construed to require such subordination by Landlord. Tenant shall keep the Leased Premises free from any liens for work performed, materials furnished or obligations incurred by Tenant.

(b)    This Lease at all times shall automatically be subordinate to the lien of any and all mortgages now placed upon the Leased Premises by Landlord. Landlord shall use its best efforts to obtain from its current mortgagee a non-disturbance and attornment agreement reasonably acceptable to Tenant, which agreement may also contain commercially reasonable subordination and attornment provisions (a “Non-Disturbance and Attornment Agreement”).

(c)    If any mortgagee elects to have this Lease and the interest of Tenant hereunder be superior to any such interest or right and evidences such election by notice given to Tenant, then this Lease and the interest of Tenant hereunder shall be deemed superior to any such mortgage, whether this Lease was executed before or after such mortgage and in that event such mortgagee shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of the mortgage and has been assigned to such mortgagee.

(d)    Tenant shall give written notice to any lender of Landlord having a recorded lien upon the Leased Premises or any part thereof of which Tenant has been notified of any breach or default by Landlord of any of its obligations under this Lease.

15.    Notices.

All notices and other communications required or permitted under this Lease shall be deemed sufficiently given or secured if sent by: (i) registered or certified return receipt mail; (ii) nationally recognized overnight delivery service; or (iii) by email if a duplicate copy of such email is also given or served by an alternative method described above, to Landlord and Tenant at the addresses set out below:

Notice address for Tenant: Ralco Nutrition, Inc. 1600 Hahn Road PO Box 318 Marshall, MN 56258 Attention: ____________________ Email: _______________________	With a copy to: Best & Flanagan LLP 60 South Sixth Street, Suite 2700 Minneapolis, Minnesota 55402 Attention: Daniel L. Grimsrud Email: dgrimsrud@bestlaw.com

Notice address for Landlord: The Tru Shrimp Company 330 3rd Street Balaton, MN 56115 Attention: ___________________ Email: ______________________	With a copy to: Avisen Legal, P.A. 901 Marquette Avenue AT&T Tower, Suite 1675 Minneapolis, MN 55402 Attention: John Saunders Email: jsaunders@avisenlegal.com

16.    Brokers.

Landlord and Tenant each represent to the other that it has not dealt with any broker in connection with this Lease and the transactions contemplated hereby. Landlord and Tenant each indemnify and hold harmless the other from and against all claims, liabilities, damages, costs, and expenses (including without limitation reasonable attorneys’ fees and other charges) arising out of any claim, demand, or proceeding for commissions, fees, reimbursement for expenses, or other compensation by any person or entity who will claim to have dealt with the indemnifying party in connection with the Lease other than Broker.

17.    Entire Agreement.

This Lease contains the entire agreement between the parties regarding the subject matter contained herein and all prior negotiations and agreements are merged herein. If any provisions of this Lease are held to be invalid or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions of this Lease will remain unaffected.

18.    Amendments and Modifications.

This Lease may not be modified or amended in any manner other than by a written agreement signed by each of Landlord, Tenant and Landlord.

19.    Successors and Assigns.

The covenants and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns.

20.    Counterparts.

This Lease may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original for all purposes, and all such counterparts will together constitute but one and the same instrument. A signed copy of this Lease delivered by either facsimile or email will be deemed to have the same legal effect as delivery of an original signed copy of this Lease.

21.    Defined Terms.

All capitalized terms not otherwise defined in this Lease will have the definitions contained in the Lease.

22.    Choice of Law.

This Lease will be governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to conflict of law rules

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD: The tru Shrimp Company
By__/s/ Michael B. Ziebell_________________ Name: Michael B. Ziebell Title: President & CEO

TENANT: Ralco Nutrition, Inc.
By__/s/ Brian Knochenmus___________________ Name: Brian Knochenmus Title: President / CEO

EXHIBIT A

DEPICTION OF LEASED PREMISES